UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 972-4005

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.

     On October 28, 2004, the registrant’s wholly owned subsidiary, Motorcar Parts de Mexico, S.A. de C.V., entered into a Build to Suit Lease Agreement with Beatrix Flourie Geffroy covering approximately 125,000 square feet of an industrial premises in Tijuana, Baja California, Mexico. The property to be leased is expected to be used by the registrant’s subsidiary as a remanufacturing facility and is scheduled to be available for occupancy on or before April 15, 2005. The registrant guarantees the payment obligations of its wholly owned subsidiary under the terms of the lease. The lease has a term of 10 years, commencing on the date the facility is available for occupancy, and Motorcar Parts de Mexico has an option to extend the lease term for two additional 5-year periods. The triple net lease provides for a monthly rent of $47,500, which shall increase by 2% each year beginning with the third year of the lease term. Motorcar Parts de Mexico also has a right of first refusal on an additional 41,000 square feet in the same building. A copy of the lease is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

          99.1      Build to Suit Lease Agreement, dated October 28, 2004, among Motorcar Parts de Mexico, S.A. de C.V., Motorcar Parts of America, Inc. and Beatrix Flourie Geffroy.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: November 2, 2004	By:	/s/ Charles W. Yeagley
Charles W. Yeagley
Chief Financial Officer